Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996









                                                                              SEPT 30     DEC 31
                                                                                1997       1996
                                                                             ---------   --------
                                                                                ($000 Omitted)



      Investments, at market, partially restricted:
          Short-term investments                                                33,850     31,946
          U. S. Treasury and agency obligations                                 26,162     27,958
          Municipal bonds                                                      109,454    106,934
          Mortgage-backed securities                                            28,156     30,595
          Corporate bonds                                                       40,655     35,026
                                                                             ---------   --------

            TOTAL  INVESTMENTS                                                 238,277    232,459
                                                                             =========   ========






 NOTE: The total appears as the sum of three amounts under short-term investments, `investments - statutory reserve funds' and `investments - other' in the balance sheet presented on page 2.